Exhibit 99

Form Last Updated by the NYSE on April 28, 2006

NYSE Regulation

Domestic Company

Section 303A

Annual CEO Certification

As the Chief Executive Officer of                  Norfolk Southern Corporation (NSC) ,_ __

                                                                        (Insert Company name and ticker symbol)

and as required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual, I hereby certify that as of the date hereof I am not aware of any violation by the Company of NYSE's corporate governance listing standards, other than has been notified to the Exchange pursuant to Section 303A.12(b) and disclosed on Exhibit H to the Company's Domestic Company Section 303A Annual Written Affirmation.

This certification is:

            [x]         Without qualification

                        or

            [   ]         With qualification

By:                             /s/ Charles W. Moorman _________________________________________

Print Name:               Charles W. Moorman ___________________________________________

Title:                          Chairman, President and CEO____________________________________

Date:                          June 1, 2007__________________________________________________

Note:   THE NYSE WILL NOT ACCEPT IF RETYPED, MODIFIED OR IF ANY TEXT IS DELETED.   If you have any questions regarding applicability to your Company's circumstances, please call the Corporate Governance department prior to submission.